 Exhibit 10.1

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (this “Agreement”) is made as of August 28, 2025, by and among:

Mandragola Ltd., an Israeli company (Reg. No. 515123456), with its principal place of business at 12 Shlomo Ben Yosef, Tel Aviv, Israel (“Mandragola”);

Nukk Picolo Ltd., an Israeli company (Reg. No. 517090387), with its principal place of business at 5 Ha’mellaha St., Netanya, Israel (“Nukk Ltd.”), a wholly owned subsidiary of Nukkleus Inc.; and

Nukkleus, Inc., a Delaware corporation with its principal place of business at 575 Fifth Ave, 14th Floor, New York, NY 10017 (“NUKK U.S.”).

Each a “Party” and collectively the “Parties”.

RECITALS

WHEREAS, Mandragola possesses over 20 years’ experience in commercial aviation, European Union market activity, and defense sectors, including strategic presence and expertise in aircraft trading, leasing, familiarity with EU regulatory affairs, defense aerospace capabilities, and valuable industry connections;

WHEREAS, Mandragola’s management team believes that its experience in business development, operational expertise, and capital markets experience is essential to developing commercial aviation, EU market penetration, and defense opportunities;

WHEREAS, NUKK U.S. is a strategic acquirer and developer of businesses with significant growth potential in commercial defense, aerospace and aviation;

WHEREAS, Nukk Ltd. is a wholly owned operating subsidiary of NUKK U.S. through which NUKK U.S. desires to identify and exploit business opportunities in the foregoing fields;

WHEREAS, the Parties wish to establish a joint venture to jointly develop commercial aviation, and defense opportunities globally, with strategic focus on EU markets and NATO-aligned defense initiatives, including aircraft acquisition, modernization, leasing, repair facilities, and airline operations (collectively, the “Business”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

1.	FORMATION AND PURPOSE

1.1.	Formation. Mandragola and Nukk Ltd. shall form a new Israeli company named “NUKK Aviation & Defense Ltd.” or some other approved name (the “JV Company” or “JV”) for the exclusive purpose of pursuing Business opportunities.

1.2.	Purpose. The JV shall focus on (i) the distribution of defense technologies and solutions globally with an initial focus on the European Union market (ii) establishing trade, operations and related services to the commercial aviation sector in the EU and Baltic region, and (ii) defense and homeland related and NATO-aligned opportunities, as detailed in Appendix A (Business Activities). For the sake of clarity, none of the parties hereto will be contributing any existing business activity or operations, or assets, whether tangible or otherwise to the JV effort.

1.3.	Principal Office. The principal executive office of the JV Company shall be in Israel, with anticipated EU presence for regulatory and operational advantages.

1.4.	Nothing in this Agreement shall be considered as a limitation of the powers or rights of any of the Parties to carry on its independent business for its sole benefit in addition to the Project, except that the Parties undertake to use commercially reasonable efforts to safeguard and further their common interests in relation to the JV.

2.	CAPITAL CONTRIBUTIONS AND OWNERSHIP

2.1.	Initial Capital Contribution

(a) Initial Capital Contribution. Mandragola shall provide the JV a line of credit of up to $1,500,000, to be used as working capital by the JV. Outstanding amounts under the Credit Line will be evidenced by the promissory note in the form attached as Appendix B.

(b) Mandragola shall provide to the JV access to its network of relationships for the pursuit of Business opportunities. Mandragola’s management team will consult with the JV Company as needed and as requested by the JV in the pursuit of Business opportunities.

(c) Nukk Ltd. shall provide to the JV access to its current and future subsidiaries’ technologies to be marketed to the JV customers.

2.2.	Ownership: Promptly after formation of the JV, the parties will take action to cause the relative shareholdings of each Party in the JV Company to be based on the following participating interests of each Party Mandragola shall own 49% of the JV outstanding shares, equity and voting rights. Nukk Ltd. Shall own 51% of the JV outstanding shares, equity and voting rights.

2.3.	Call Option. So long as NUKK U.S. securities continue to be listed on a U.S. exchange (the “Trigger Event”), at the options of NUKK U.S. delivered in writing to Mandragola, Mandragola’s will transfer all of its rights title and interest in the JV Company for consideration comprised of NUKK U.S. common stock valued at the higher of: (i) latest third-party investment valuation; (ii) 2x JV revenues; or (iii) 8x JV EBITDA (based on last audited financials).

The number of consideration shares to be issued to Mandragola shall be determined by dividing the agreed upon valuation of the JV Company immediately prior to the closing of the transaciton by the weighted average price of NUKK U.S.’ common stock during the three (3) trading day preceding the closing of the transaction. The legal form of trnsaciton shall be determined by NUKK U.S., and may include, inter alia, a share purchase transaction, an asset purchase transaction or a merger and be evidenced by legally binding agreement reflecting mutually agreeable terms and representations appropriate for transactions of this type.

2.4.	Within sixty (60) days following the set forth above, the parties shall prepare and submit to the a detailed work plan for the pursuit of Business opportunities, which shall include, inter alia, a description of the respective tasks to be carried out by each of the Parties, the timetable for carrying out such tasks and an estimated budget (the “Work Plan”) . Each Party shall exert its best commercial efforts to carry out its respective tasks in a timely and professional manner in accordance with the Work Plan and shall work together in concert to co-develop the Business of the JV in accordance with the Plan.

2.5.	Mandragola or its affiliates shall have the first opportunity for any funding of the JV’s activities. The Parties shall agree to the terms of an external third party financing.

3.	MANAGEMENT AND GOVERANCE

3.1.	Board of Directors. The JV Company shall have five (5) directors, of which two (2) shall be appointed by Mandragola and three (3) by Nukk Ltd..

3.2.	Advisory Board. The JV shall establish an advisory board, which shall include industry experts , with appropriate consulting arrangements.

3.3.	Reserved Matters. All decisions of the JV shall be determined by majority vote of the JV Board except for major decisions specified in Appendix F which shall require unanimous JB Board approval.

4.	COMPENSATION TO MANDRAGOLA

In consideration for Mandragola’s efforts and its initial capital Capital contribution, NUKK U.S. shall issue to Mandragola (subject to board approval as required):

(a)	Credit Line: On an as needed basis, Mandragola shall provide a credit line of up to $1,500,000 as needed by the JV and outstanding amounts thereunder shall be evidenced by the promissory note in the form set forth in Exhibit B

(b)	Equity: Mangragola will be issued 275,000 shares of NUKK U.S. common stock .

(c)	Initial Warrants: Mandragola will be issued 250,000 warrants at a per share exercise price of $4 exercisable for a five (5) year term, substantially in the form attached hereto as Exhibit C

(d)	Performance Warrants: Mandragola will be issued 350,000 warrants at a per share $6.50, exercisable for a five (5) year term vesting upon JV achieving $25 million cumulative revenue, , substantially in the form attached hereto as Exhibit D

Mandragola represents and warrants as specified in Appendix E.

5.	BUSINESS COORDINATION

This JV aims to create a business framework to allow the parties to establish and operate a new business.

This Agreement and any of its clauses does not constitute and does not include any transfer of assets, IP, source code, trade secrets, employees, or technology.

All Business-related activities shall be conducted through the JV Company. Opportunities not pursued by the JV Board may be pursued independently by the presenting Party.

6.	TRANSFER RESTRICTIONS

None of a party’s participating interests may be transferred without the consent of the other parties. Additional transfer restrictions are set forth in Appendix G.

7	Confidential Information.

7.1	Each Party acknowledges that it may receive confidential information of the other Party and the JV Company (“Confidential Information”) in connection with the JV Company’s business.

7.2	Obligation of Confidentiality

Each Party agrees to maintain the confidentiality of the Confidential Information and not to disclose it to any third party without the prior written consent of the other Party or the JV Company, as applicable

7.3	Exceptions

The obligations of confidentiality shall not apply to information that: (a) Is or becomes publicly available through no fault of the receiving Party; (b) Is already known to the receiving Party at the time of disclosure; (c) Is independently developed by the receiving Party; or (d) Is required to be disclosed by law or court order, provided the disclosing party is given reasonable notice.

7.3	Duration

The confidentiality obligations shall survive termination of this Agreement for a period of five (5) years.

8	GENERAL PROVISIONS

8.1	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel without giving effect to any choice or conflict of law provision or rule. The courts located in Israel shall have exclusive jurisdiction over any dispute, controversy or claim arising out of or relating to this Agreement, including the validity, invalidity, breach or termination thereof, and the parties hereby submit to the personal jurisdiction of such courts.

8.2	Non-Assignment This Agreement shall not be assigned by either Party to any third party without the written consent of the other Party which consent shall not be unreasonably withheld; except that either Party may assign this Agreement, without such consent upon written notice to the other Party, to: (i) an Affiliate of such Party, or (ii) an entity that acquires all or substantially all of its business or assets to which this Agreement pertains, whether by merger, reorganization, acquisition, sale or otherwise. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns

8.3	Entire Agreement. TThis Agreement (including the exhibits hereto) sets forth the entire agreement and understanding between the Parties relative to the subject matter contained herein and supersedes all other agreements, oral and written, heretofore made between the Parties. Only a writing signed by the Parties may amend this Agreement or any exhibits. Such Amendment shall become binding as of the date indicated in the amendment or the date last signed by the authorized representatives of both Parties, if not otherwise provided for. If any one or more of the terms of this Agreement shall for any reason be held to be invalid or unenforceable, such term shall be construed in a manner to enable it to be enforced to the extent compatible with applicable law. Any determination of the invalidity or unenforceability of any provision of the Agreement shall not affect the remaining provisions hereof unless the business purpose of this Agreement is substantially frustrated thereby.

8.4	Notices. All notices permitted or required by this Agreement shall be in writing and shall be deemed to have been duly served (i) upon personal delivery (ii) upon electronic e-mail transmission (receipt of which has been confirmed by the recipient) or (iii) three (3) business days after deposit, postage prepaid, return receipt requested, if sent by overnight international courier service and addressed to the Parties in accordance with such other address information as the Party to receive notice may provide in writing to the other Party in accordance hereof. Any notice given by any other method will be deemed to have been duly served upon receipt thereof.

8.5	Waivers. No waiver by any party, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such Party’s rights under any other provision of this Agreement. The failure or delay of a party to claim the performance of an obligation of another party shall not be deemed a waiver of the performance of such obligation or of any future obligations of a similar nature.

8.6	Further Actions. The Parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

8.7	Execution in counterparts. This Agreement may be executed in any number of counterparts (including counterparts transmitted by facsimile and by electronic mail), each of which shall be deemed an original, but all of which taken together shall be deemed to constitute one and the same instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

NUKK PICOLO LTD.

By:	/s/ Menny Shalom
Name:	Menny Shalom
Title:	CEO

MANDRAGOLA LTD.

By:	/s/ A. Segal
Name:	A. Segal
Title:	Authorized Signatory

Approved by:

NUKKLEUS INC.

By:	/s/ Menny Shalom
Name:
Title:	CEO

APPENDICES AND EXHIBITS

Appendix A - Business Activities

Three Core Pillars:

1.	COMMERCIAL AVIATION FOCUS:

●	Commercial aircraft acquisition, leasing, and trading operations

●	Airline operations establishing routes between Israel and EU markets

●	Commercial MRO (Maintenance, Repair, Overhaul) facilities

●	Wet leasing services for commercial carriers

●	Passenger and cargo airline development

2.	EUROPEAN UNION MARKET DEVELOPMENT:

●	EU regulatory compliance and certification services

●	Establishment of EU-based subsidiaries for operational advantages

●	Strategic partnerships with EU carriers and service providers

●	Development of intra-EU route networks

●	EU aviation insurance and financing arrangements through Lloyd’s and European partners

3.	DEFENSE AND NATO-ALIGNED INITIATIVES:

●	NATO-compliant logistical hub development (initially Baltic region)

●	Military aircraft modernization and upgrade programs

●	Defense-oriented MRO capabilities

●	Dual-use technology applications (subject to separate licensing)

●	Strategic defense infrastructure development in NATO member states

Geographic Priority: Primary operations in Israel and EU member states, with particular emphasis on Baltic, Central, and Eastern European markets

Appendix B - $Grid Promissory Note

to be attached

Appendix C – Warrant

to be attached

Appendix D Performance Warrant

to be attached

Appendix E—Securities Laws representations

Mandragola represents and warrants that it is not a “U.S. person”, as such term is defined in Regulation S as promulgated under the United States Securities Act of 1933, as amended.

LEGENDS

The certificates representing the shares acquired on the exercise of the Warrants will bear a legend in substantially the following form:

“THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED HEREIN) OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

Appendix D - Governance Provisions

○	Budget variances >20%

○	Related party transactions

○	Asset sales

○	M&A activities

○	CEO appointment

○	Debt >$5 million

○	Material strategy changes

○	Management changes and compensation

Appendix G - Transfer Provisions

●	Consent requirements

●	Right of first refusal

●	Tag-along rights (50% threshold)

●	Drag-along rights (75% threshold)